EXHIBIT 4.2


                       PLACEMENT AGENTS WARRANT AGREEMENT

     This WARRANT AGREEMENT (this "Agreement") dated November 7, 2005, by and among Javelin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Rodman & Renshaw, LLC ("R&R"), and Riverbank Capital Securities, Inc. ("Riverbank", and collectively with R&R the "Placement Agents").

                               W I T N E S S E T H

     WHEREAS, the Placement Agents have agreed, pursuant to that certain Letter Agreement, dated September 30, 2005, and as amended on October 31, 2005, by and between the Placement Agents and the Company (the "Placement Agency Agreement"), to act as the placement agents in connection with the Company's proposed private placement (the "Offering") of 14,222,215 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), and stock purchase warrants ("the Warrants") to purchase up to 711,111 shares of Common Stock, at an aggregate purchase price of $32 million (the "Placement"). The Warrants are exercisable at a price of $2.25 per share, subject to customary anti-dilution provisions, for an exercise period of five years; and

     WHEREAS, the Company has agreed to issue to the Placement Agents and/or its designees, warrants (the "Placement Agents Warrant") to purchase 853,333 shares of Common Stock at an exercise price of $2.48 per share exercisable for five years; and

     WHEREAS, the Placement Agents Warrants to be issued pursuant to this Agreement will be issued in connection with the closing of the Offering in consideration for, and as part of each Placement Agents' respective compensation in connection with the Placement Agents acting as the placement agents pursuant to the Placement Agency Agreement.

     NOW, THEREFORE, in consideration of the promises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. Subject to the terms and conditions hereinafter set forth, the Holders (as defined in Section 3.1 below) are hereby granted the right to purchase shares of Common Stock ("Warrant Shares"), subject to the terms and conditions of this Agreement. Initially, each of R&R and Riverbank is to receive Placement Agents Warrants for the purchase 853,333 Warrant Shares.

     2. Warrant Certificates. The Placement Agents Warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.   Exercise of the Placement Agents Warrants.

     3.1 Method of Exercise. The Placement Agents Warrants are initially exercisable for Warrant Shares at the Exercise Price (as defined in Section 5.2 hereof), subject to adjustment as provided in Section 7 hereof, payable by certified or official bank check or cash. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Warrant Shares at the Company's principal offices, currently at 130 West 42nd Street, New York, NY 10036, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder(s) thereof, in whole or in part (but not as to fractional shares of the Warrant Shares). The Placement Agents Warrants may be exercised to purchase all or part of the Warrant Shares represented thereby. In the case of purchase of less than all the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares.

     3.2 Net Exercise by Surrender of the Placement Agents Warrants. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Placement Agents Warrants shall have the right at any time and from time to time to exercise the Placement Agents Warrants in full or in part by surrendering a Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of Warrant Shares computed by using the following formula:

                         X = Y (A-B)
                             -------
                                A
     Where    X   =      the number of Warrant Shares to be issued to
                         the Holder(s) pursuant to the net exercise.
              Y   =      the number of Warrant Shares
                         subject to the Placement Agents
                         Warrant being exercised or, if
                         only a portion of such Placement
                         Agents Warrant is being exercised,
                         the portion of such Placement
                         Agents Warrant being canceled (at
                         the time of such calculation).
              A   =      the Fair Market Value of one
                         share of Common Stock (at the date
                         of exercise).
              B   =      the Exercise Price (as adjusted to the date
                         of such calculation).

     For purposes of this Section 3.2, the "Fair Market Value" of one share of Common Stock shall equal: (i) the average of the closing sale price of the Common Stock (or any other security for which the Placement Agents Warrants are then exercisable) as quoted on the Nasdaq Stock Market or in the Over-The-Counter Market or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, for the five trading days immediately prior to the date of exercise or, (ii) if no sales take place on any such trading day, the average of the closing bid and asked prices on such trading day; or (iii) if the Common Stock (or any other security for which the Placement Agents Warrants are then exercisable) is not quoted on the Nasdaq Stock Market or Over-The-Counter Bulletin Board or on a national securities exchange, the Fair Market Value of the Common Stock shall be established in good faith by the disinterested members of the Company's Board of Directors.

     3.3 Exercise Period. The Placement Agents Warrants shall be exercisable, in whole or in part, during the term commencing ninety (90) days following the date that a registration statement filed with the Securities and Exchange Commission (the "SEC") covering the resale of the shares sold in the Offering is declared effective by the SEC, and ending on the date five (5) years after the closing of the Offering.

     4.   Issuance of Certificates.

     4.1 In the event of any exercise of the rights represented by the Placement Agents Warrants, as promptly as practicable on or after the date of exercise and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the Person or Persons (as hereinafter defined) entitled to receive the same a certificate or certificates representing the number of Warrant Shares issued upon such exercise. In the event that the Placement Agents Warrants are exercised in part, as promptly as practicable on or after the date of exercise and in any event within ten (10) business days thereafter, the Company at its sole expense will execute and deliver new Warrants Certificates of like tenor exercisable for the number of Warrant Shares for which the Placement Agents Warrants may then be exercised. As used herein, the term "Person" or "Persons" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

     4.2 The issuance of the Warrant Shares upon the exercise of the Placement Agents Warrants, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder(s) for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

     5.   Exercise Price.

     5.1  Initial and Adjusted Exercise Price. Except as otherwise provided in
Section 7 hereof, the Placement Agents Warrants shall be exercisable to purchase Warrant Shares at an exercise price of $2.48 per share exercisable for five years.

     5.2 Exercise Price. The term "Exercise Price" herein shall mean the exercise price provided in Section 5.1 hereof.

     6.   Transfer of Securities

     6.1 Legends. Each Holder, by acceptance of a Warrant Certificate, covenants and agrees that it is acquiring the Placement Agents Warrants evidenced thereby and the Warrant Shares for its own account as an investment and not with a view to the distribution thereof. The Placement Agents Warrants and Warrant Shares have not been registered under the Securities Act of 1933 (the "Act"), or any state securities laws and no transfer of any Placement Agents Warrant or Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in Section 3.1 hereof, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Placement Agents Warrant or Warrant Shares under the Act is available for such transfer.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

                  THE TRANSFER, EXCHANGE AND EXERCISE OF THE PLACEMENT AGENTS WARRANTS REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

     6.2 Removal of Legend. Upon request of a Holder of a certificate with the legends required by Section 6.1 hereof, the Company shall issue to such Holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such Holder of the shares evidenced by such certificate will not violate the Act and any applicable state securities laws. Any purported transfer of any Placement Agents Warrant or Warrant Shares not in compliance with the provisions of this Section 6 shall be null and void.

     7. Adjustment of Exercise Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of the Placement Agents Warrants (in the case of paragraphs (a) and (c) below) and the Exercise Price therefore (in the case of paragraphs (a), (b) and (c) below) shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Adjustment for Reclassification, Consolidation or Merger. If while any Placement Agents Warrant, or any portion thereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder(s), all necessary or appropriate lawful provisions shall be made so that the Holder(s) shall thereafter be entitled to receive upon exercise of its Placement Agents Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of stock or other securities or property that a holder of Warrant Shares deliverable upon exercise of such Placement Agents Warrant would have been entitled to receive in such reorganization, recapitalization, consolidation, merger, sale or transfer if such Placement Agents Warrants had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. If the per share consideration payable to the Holder(s) for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of such Placement Agents Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of the Placement Agents Warrants (including adjustment of the Exercise Price and number of Warrant Shares purchasable pursuant to the terms and conditions of the Placement Agents Warrants) with respect to the rights and interests of the Holder(s) after the transaction, to the end that the provisions of each Placement Agents Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of each Placement Agents Warrant.

          (b) Adjustments for Split, Subdivision or Combination of Warrant Shares. If the Company at any time while the Placement Agents Warrants, or any portion thereof, remain outstanding and unexpired shall split or subdivide any class of securities as to which purchase rights under the Placement Agents Warrants exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of the Placement Agents Warrants immediately prior to such split or subdivision shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted. If the Company at any time while the Placement Agents Warrants, or any portion thereof, remain outstanding and unexpired shall combine any class of securities as to which purchase rights under this Agreement exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of the Placement Agents Warrants immediately prior to such combination shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted.

          (c) Adjustments for Dividends in Stock or Other Securities or Property. If while the Placement Agents Warrants, or any portion thereof, remain outstanding and unexpired, the Holders shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the Placement Agents Warrants shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of the Placement Agents Warrants, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of the Placement Agents Warrants on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

          (d) Issuances Below Exercise Price. Subject to the terms set forth herein, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (d)(l) through (d)(5) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:


     Adjusted Exercise Price = (A x B) + D
                               -----------
                                  A+C

     where

     "A" equals the number of shares of Common Stock outstanding, treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue, immediately preceding such Trigger Issuance;

     "B" equals the Exercise Price in effect immediately preceding such Trigger Issuance;

     "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

     "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

     provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.

     For purposes of this subsection (d), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (d), other than Excluded Issuances (as defined in subsection (e) hereof).

          For purposes of this subsection (d), the following subsections
(d)(l) to (d)(5) shall also be applicable:

          (d)(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection (d)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (d)(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection
(d)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection
(d).

          (d)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (d)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (d)(l) or (d)(2), or the rate at which Convertible Securities referred to in subsections (d)(l) or (d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection (d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection (d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  (d)(4) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method selected in good faith by the Company's Board of Directors). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights.

          (d)(5) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (d).

          (e) Excluded Issuances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued in the Placement and securities issued upon the exercise or conversion of those securities, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions of this Agreement), (E) shares of Common Stock issued in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the SEC under the Act (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"), (F) shares of Common Stock issued or issuable to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company or any Subsidiary obtains the use of such office space or equipment for its business, approved in good faith by the Board of Directors, (G) shares of Common Stock issued or issuable to a bank or similar financial institution in connection with a credit line or facility, and (H) shares of Common Stock issued to parties that are suppliers, customers or strategic partners investing in connection with a commercial relationship with the Company, approved in good faith by the Board of Directors, the primary purpose of which issuance is not to raise capital (collectively, "Excluded Issuances").

          (f) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Warrant Shares purchasable upon the exercise of the Placement Agents Warrants, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder(s) at the address of such Holder(s) as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares purchasable upon the exercise of the Placement Agents Warrants, setting forth in reasonable detail the method of calculation of each.

     8. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder(s) at the principal office of the Company, for a new Warrant Certificate of like form, tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder(s) thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Placement Agents Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like form and tenor in lieu thereof.

     9. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. Instead, the Company shall pay to Holder(s) an amount in cash equal to any fractional share to which the Holder(s) would be entitled, multiplied by the Fair Market Value of the Common Stock.

     10. Stock Fully Paid; Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of the Placement Agents Warrants, such number of Warrant Shares into which the Placement Agents Warrants are exercisable. The Company covenants and agrees that, upon exercise of the Placement Agents Warrants and payment of the Exercise Price therefore, all shares of Common Stock shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder, except as set forth in the Memorandum (as defined in the Placement Agency Agreement).

     11. Rights of Stockholders. Except as expressly provided in Section 3 hereof, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder(s), as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Placement Agents Warrants shall have been exercised and the Warrant Shares purchasable upon the exercise thereof shall have been issued, as provided herein.

     12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder(s) of the Placement Agents Warrants, to the address of such Holder(s) as shown on the books of the Company; or

          (b)  If to the Company, at 130 West 42nd Street, New York, NY 10036,
Attention: Daniel B. Carr, Chief Executive Officer, or at such other address as may have been furnished in writing by the Company, with a copy Thelen Reid & Priest LLP 875 Third Avenue, New York, NY, 10022, Attention: Bruce A. Rich, Esq.; or

          (c) If to Rodman & Renshaw LLC, at 1270 Avenue of Americas, New York, New York 10020, Attention: Chief Financial Officer, or at such other address as may have been furnished in writing by R&R, or

          (d) If to Riverbank Capital Securities, Inc., at 689 5th Avenue, 14th Floor, New York, New York 10022, Attention: David Tanen, or any such other address as may have been furnished in writing by Riverbank.

     13. Supplements and Amendments. The Company and the Placement Agents may from time to time supplement or amend this Agreement without the approval of any

Holder(s) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agents may deem necessary or desirable and which the Company and the Placement Agents deem shall not adversely affect the interests of the Company and/or the Holder(s). Other amendments to this Agreement may be made only with the written consent of the Company and the Holder(s) of the majority of the outstanding Warrant Shares issuable upon exercise of the Placement Agents Warrants.

     14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder(s) and their respective successors and assigns hereunder.

     15. Termination. This Agreement shall terminate at the close of business on the expiration time.

     16. ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES,
(B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD") ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO THE NASD. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY'S FEES FROM THE OTHER PARTY.

     17. Entire Agreement; Modification. This Agreement (including the Placement Agency Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except as provided in Section 13 hereof.

     18. Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed, as a part of this Agreement and shall be given no substantive effect.

     20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, entity or corporation other than the Company and the Placement Agents and any other registered Holder(s) of the Warrant Certificates, Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agents and any Holder(s) of the Warrant Certificates or Warrant Shares.

     21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     22. Assignment. Any Person or Persons to whom the Placement Agents Warrants are transferred by the Placement Agents shall agree to be bound by all of the provisions hereof; and the transferring Placement Agents shall not transfer any Placement Agents Warrants unless the transferring Placement Agents first provide a written instrument to the Company notifying the Company of such transfer pursuant to which the transferee agrees in writing to be bound by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Placement Agents Warrant Agreement to be duly executed as of the day and year first above written.

                                             JAVELIN PHARMACEUTICALS, INC.


                                             By:/s/ Daniel B. Carr
                                                --------------------------------
                                                Name: Daniel B. Carr, MD
                                                Title: Chief Executive Officer


Attest:

/s/ Douglas Hamilton
-------------------------------
Name:  Douglas Hamilton
Title: Chief Financial Officer

                                             RODMAN & RENSHAW, LLC


                                             By:/s/ Thomas Pinou
                                                --------------------------------
                                                Name:  Thomas Pinou
                                                Title: Chief Financial Officer


                                             RIVERBANK CAPITAL SECURITIES, INC.


                                             By:/s/ Peter Kash
                                                --------------------------------
                                                Name:  Peter Kash
                                                Title: Chairman

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSER, THAT AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

THE TRANSFER, EXCHANGE AND EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. [o]                                                         ________Warrants
                                                                November 7, 2005

                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that [Rodman & Renshaw, LLC] [Riverbank Capital Securities, Inc.], or its registered assigns, is the registered holder of _________ warrants (the "Warrants") to purchase initially, at any time commencing three-months after the effective date of the Securities Act Registration Statement to be filed covering the resale of the Shares sold in the Offering and terminating at 5:30 p.m. New York time on November 7, 2010 (the "Expiration Date"), up to __________ fully paid and non-assessable shares of Common Stock, $0.001 par value per share ("Common Stock") of the Company, at the exercise price, subject to adjustment in certain events (the "Exercise Price"), of $2.48 (subject to adjustment) upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions and adjustments set forth in the Warrant Agreement dated as of November 7, 2005 entered into by and between the Company, Rodman & Renshaw LLC and Riverbank Capital Securities, Inc. (the "Warrant Agreement"). Except as otherwise provided in Section 3.2 of the Warrant Agreement, payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     No Warrant may be exercised after 5:30 p.m. (New York time) on the Expiration Date, at which time the Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holder(s) of the Warrants.

     As set forth in Section 7 of in the Warrant Agreement, certain adjustments may be made to the Exercise Price and the type and/or number of the Company's securities issuable upon their exercise. In the event of such an adjustment, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment of transfer of this Warrant Certificate and the executed form of assignment attached hereto at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like form and tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All capitalized terms used and not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of November 7, 2005.

                                             JAVELIN PHARMACEUTICALS, INC.


                                             By:/s/ Daniel B. Carr
                                                --------------------------------
                                                Name:  Daniel B. Carr, MD
                                                Title: Chief Executive Officer


Attest:


/s/ Douglas Hamilton
------------------------------
Name:  Douglas Hamilton
Title: Chief Financial Officer

                         [FORM OF ELECTION TO PURCHASE]

TO:  Javelin Pharmaceuticals, Inc.
     Attention: President

     1._______The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate, to purchase _____________ (leave blank if you choose Alternative No. 2 below) shares of Common Stock pursuant to the terms of the Warrant Agreement entered into by and among Javelin Pharmaceuticals, Inc., Rodman & Renshaw LLC, and Riverbank Capital Securities, Inc., dated November 7, 2005 (the "Warrant Agreement"), and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative). __________

     2. In lieu of exercising the attached Warrant Certificate for cash or check, the undersigned hereby elects to effect the net exercise provision set forth in Section 3.2 of the Warrant Agreement and receive _____________ (leave blank if you choose Alternative No. 1 above) shares of Common Stock of the Company. (Initial here if the undersigned elects this alternative).
_____________

     Capitalized terms used and not herein defined shall have the meanings ascribed to them in the Warrant Agreement.

     Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

          ---------------------------------------------------------
                                  (Name)

          ---------------------------------------------------------

          ---------------------------------------------------------
                                  (Address)


                                  ------------------------------------------
                                  (Signature and Date)

                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                  ------------------------------------------
                                  (Insert Social Security or Other
                                  Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)

     FOR VALUE RECEIVED _________________________ (the "Transferor") hereby sells, assigns and transfers unto ____________________ (the "Transferee")

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ as its Attorney to transfer the within Warrant Certificate on the books of Javelin Pharmaceuticals, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Warrant Agreement dated November 7, 2005 by, between and among Javelin Pharmaceuticals, Inc., a Delaware corporation, Rodman & Renshaw LLC, and Riverbank Capital Securities, Inc., a copy of which has been provided to the Transferee by the Transferor.

Dated:                             Signature__________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                   ------------------------------------------
                                   (Insert Social Security or other
                                   Identifying Number of Holder)